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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-94075) of Micron Electronics, Inc. of our report dated June 13, 2001 relating to the financial statements of Micron Electronics, Inc. Retirement at Micron "RAM" Plan, which appears in this Form 11-K.


/s/ PricewaterhouseCoopers LLP

Boise, Idaho
June 29, 2001